Exhibit 99.2

Results of Early Participation in Exchange Offers and Consent Solicitations for

EQM Midstream Partners, LP Notes

PITTSBURGH, March 10, 2025 -- EQT Corporation (NYSE: EQT) (“EQT” and, collectively with its consolidated subsidiaries, the “Company”) today announced the early results of the previously announced (i) offers by EQT to Eligible Holders (as defined below) to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) any and all outstanding notes (the “Existing EQM Notes”) issued by EQM Midstream Partners, LP (“EQM”), an indirect wholly owned subsidiary of EQT, for up to $4,541,839,000 aggregate principal amount of new notes to be issued by EQT (the “New Notes”) and cash and (ii) related solicitation of consents (each, a “Consent Solicitation” and collectively, the “Consent Solicitations”) by EQM from Eligible Holders to adopt certain proposed amendments (the “Proposed Amendments”) to each of the indentures governing the Existing EQM Notes (the “Existing EQM Indentures”) that, if adopted, would eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions currently contained in the Existing EQM Indentures.

The table below sets forth the principal amount of each series of Existing EQM Notes that have been validly tendered (and consents thereby validly delivered) as of 5:00 p.m., New York City time, on March 7, 2025 (the “Early Tender Date”). Each Eligible Holder who validly tenders their Existing EQM Notes pursuant to an Exchange Offer is deemed to have validly delivered their consent in the corresponding Consent Solicitation with respect to the principal amount of such tendered Existing EQM Notes. Withdrawal and revocation rights for the Exchange Offers and the Consent Solicitations expired at 5:00 p.m., New York City time, on March 7, 2025. As a result, tendered Existing EQM Notes may no longer be withdrawn and delivered consents may no longer be revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law. In this news release, all Existing EQM Notes that have been validly tendered and not validly withdrawn are referred to as having been “validly tendered” and all consents that have been validly delivered and not validly revoked as having been “validly delivered.”

Title of Notes	CUSIP Number	Principal Amount Outstanding	Principal Amount Tendered at Early Tender Date	Approximate Percentage of Outstanding Notes Tendered at Early Tender Date
7.500% Senior Notes due 2027	26885BAM2 / U26886AE8	$500,000,000	$495,821,000	99.2%
6.500% Senior Notes due 2027	26885BAH3 / U26886AB4	$900,000,000	$344,890,000	38.3%(1)
5.500% Senior Notes due 2028	26885BAC4	$118,683,000	$45,214,000	38.1%
4.50% Senior Notes due 2029	26885BAK6 / U26886AC2	$742,923,000	$734,574,000	98.9%
6.375% Senior Notes due 2029	26885BAP5 / U26886AG3	$600,000,000	$596,535,000	99.4%
7.500% Senior Notes due 2030	26885BAN0 / U26886AF5	$500,000,000	$486,914,000	97.4%
4.75% Senior Notes due 2031	26885BAL4 / U26886AD0	$1,100,000,000	$1,087,106,000	98.8%
6.500% Senior Notes due 2048	26885BAE0	$80,233,000	$66,294,000	82.6%

(1) We expect to purchase $506,209,000 aggregate principal amount of EQM’s 6.500% Senior Notes due 2027 that were validly tendered pursuant to the Concurrent EQM Tender Offer (as defined below). As a result, the combined approximate percentage of EQM’s 6.500% Senior Notes due 2027 validly tendered at the Early Tender Date pursuant to the applicable Exchange Offer or the Concurrent EQM Tender Offer is 94.6%.

The Exchange Offers and Consent Solicitations are being made upon, and are subject to, the terms and conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated February 24, 2025 (as it may be amended or supplemented from time to time, the “Offering Memorandum and Consent Solicitation Statement”). Each Exchange Offer and Consent Solicitation is conditioned upon the completion of the other Exchange Offers and Consent Solicitations, although EQT may waive such condition at any time with respect to any Exchange Offer and corresponding Consent Solicitation. The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on March 24, 2025, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated by EQT. EQT, in its sole discretion, may modify or terminate any Exchange Offer and may extend the Expiration Date and/or the settlement date with respect to any Exchange Offer, subject to applicable law. Any such modification, termination or extension by EQT with respect to an Exchange Offer will automatically modify, terminate or extend the corresponding Consent Solicitation, as applicable.

For each $1,000 principal amount of Existing EQM Notes validly tendered on or prior to the Early Tender Date, Eligible Holders will be eligible to receive, on the settlement date, $1.00 in cash and $1,000 principal amount of New Notes of the applicable series. For each $1,000 principal amount of Existing EQM Notes validly tendered after the Early Tender Date but on or prior to the Expiration Date, Eligible Holders will be eligible to receive, on the settlement date, $1.00 in cash and $950 principal amount of New Notes of the applicable series. The settlement date will be a date that is promptly following the Expiration Date and is currently expected to be March 26, 2025, the second business day following the Expiration Date.

Substantially concurrently with the commencement of the Exchange Offers and Consent Solicitations, (i) EQM commenced a tender offer (the “Concurrent EQM Tender Offer”) to purchase for cash any and all of EQM’s outstanding 6.500% Senior Notes due 2027 (the “Existing EQM 6.500% 2027 Notes”) and (ii) EQT commenced a tender offer (the “EQT Tender Offer”) to purchase for cash up to a certain amount of EQT’s outstanding 3.900% Senior Notes due 2027. Holders of Existing EQM 6.500% 2027 Notes who validly tender their Existing EQM 6.500% 2027 Notes pursuant to the Concurrent EQM Tender Offer are deemed to have consented to the Proposed Amendments under the applicable Consent Solicitation described in this news release with respect to the principal amount of such tendered Existing EQM 6.500% 2027 Notes, and the applicable consent threshold for the adoption of the Proposed Amendments with respect to the Existing EQM 6.500% 2027 Notes may be satisfied by tenders pursuant to the applicable Exchange Offer, the Concurrent EQM Tender Offer or both combined. An Eligible Holder of Existing EQM 6.500% 2027 Notes is only able to tender specific Existing EQM 6.500% 2027 Notes pursuant to either the Concurrent EQM Tender Offer or the applicable Exchange Offer, as the same Existing EQM 6.500% 2027 Notes cannot be tendered into more than one tender or exchange offer at the same time.

As of the Early Tender Date, EQM has received the requisite number of consents to adopt the Proposed Amendments with respect to all Existing EQM Notes, except EQM’s 5.500% Senior Notes due 2028. Accordingly, EQM intends to promptly enter into a supplemental indenture to each of the Existing EQM Indentures, except the Existing EQM Indenture governing EQM’s 5.500% Senior Notes due 2028, containing the Proposed Amendments. Each such supplemental indenture will immediately become effective upon such entry but will only become operative upon the exchange or purchase, as applicable, of all Existing EQM Notes of the subject series validly tendered pursuant to the applicable Exchange Offer or, in the case of the Existing EQM 6.500% 2027 Notes, the Concurrent EQM Tender Offer. If the Proposed Amendments become operative with respect to a series of Existing EQM Notes, the Proposed Amendments will be binding on all holders of such series of Existing EQM Notes who did not validly tender their Existing EQM Notes in an Exchange Offer or, in the case of the Existing EQM 6.500% 2027 Notes, the Concurrent EQM Tender Offer.

The Exchange Offers are only being made, and the New Notes are only being offered and will only be issued, and copies of the Offering Memorandum and Consent Solicitation Statement and other related materials will only be made available, to holders of Existing EQM Notes who complete and return an eligibility form confirming, among other things, that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws (such a holder, an “Eligible Holder”). The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/eqm.

TD Securities (USA) LLC and J.P. Morgan Securities LLC are severally serving as the Lead Dealer Managers for the Exchange Offers and as the Lead Solicitation Agents for the Consent Solicitations. They are also serving as the Lead Dealer Managers and Lead Solicitation Agents for the Concurrent EQM Tender Offer and the EQT Tender Offer. Any persons with questions regarding the Exchange Offers or the Consent Solicitations should contact (i) TD Securities (USA) LLC by calling (866) 584-2096 (toll-free) or (212) 827-2842 (collect) or emailing LM@tdsecurities.com or (ii) J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-4818 (collect).

The Information Agent and Exchange Agent for the Exchange Offers and the Consent Solicitations is Global Bondholder Services Corporation. Copies of the Offering Memorandum and Consent Solicitation Statement and materials related to the Exchange Offers or Consent Solicitations may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers, collect) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

This news release is for informational purposes only. The Exchange Offers and the Consent Solicitations are being made only pursuant to the Offering Memorandum and Consent Solicitation Statement, and the information in this news release is qualified by reference to the Offering Memorandum and Consent Solicitation Statement. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Existing EQM Notes, the New Notes or any other securities. No recommendation is made as to whether holders should tender any Existing EQM Notes in response to the Exchange Offers or the Concurrent EQM Tender Offer (and deliver consents in response to the Consent Solicitations). Holders of Existing EQM Notes must make their own decision as to whether to participate in the Exchange Offers and the Consent Solicitations and, if so, the principal amount of Existing EQM Notes to tender.

The New Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.445.8454

Cameron.Horwitz@eqt.com

About EQT Corporation

EQT Corporation is a premier, vertically integrated American natural gas company with production and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT’s and EQM’s plans and expected timing with respect to the Exchange Offers, the Consent Solicitations, the Concurrent EQM Tender Offer and the EQT Tender Offer.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by it. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond its control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, storing and processing natural gas, natural gas liquids and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and pipe, sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures or tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company’s ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company’s joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to recently completed divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under the “Risk Factors” section and elsewhere in EQT’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.